Exhibit 99.3

To All Employees:

I am pleased to announce that Community Banks, Inc. has entered into an agreement to acquire PennRock Financial Services Corp., parent company of Blue Ball National Bank. This exciting acquisition will add 17 new offices to the CommunityBanks franchise and expand our reach into the dynamic markets of Lancaster, Berks and Chester Counties.

The transaction is expected to be consummated in mid-2005 and, going forward, Blue Ball Bank will operate as a division of CommunityBanks. The year ahead will present many challenges as we work to integrate this $1.1 billion institution into the CommunityBanks system. At the same time, we see many opportunities for new sources of revenue as we expand our banking and financial product offerings to PennRock’s customers.

Attached is a press release providing further detail about the transaction. The release references a conference call this morning for interested investors. We ask that employees not call into the conference, as a limited number of seats have been reserved for the investor community. However, the conference call will be recorded, and you may listen to the call on the Investors Relations page of our web site, communitybanks.com., later today. Employees may feel free to direct questions regarding this transaction to me, or to Don Holt, Tony Leo, Rob Lawley or Jeff Seibert. In the event you should receive calls from members of the press, please do not attempt to answer their questions; rather please direct any calls from the press to me, Don Holt or Tony Leo.

Please print and share this message and the attached press release with those in your office who do not have email. As our integration plans unfold, I will keep you informed of developments. I appreciate your support as we embark on this important and pivotal undertaking for CommunityBanks.

Sincerely,

/s/ Ed Dunklebarger
Ed Dunklebarger Chairman, President and CEO